EXECUTION COPY

RETIREMENT AGREEMENT

This Retirement Agreement (the “Agreement”), dated as of July 29, 2011 (the “Effective Date”), is entered into by and between Andrew B. Schmitt (“Executive”) and Layne Christensen Company, a Delaware corporation (the “Company”).

WHEREAS, this Agreement shall, as of the Effective Date, supersede and replace the provisions of that certain letter agreement dated October 12, 1993 between Executive and Kohlberg Kravis Roberts and Co., as amended (the “Employment Agreement”), and that certain Severance Agreement, dated as of March 31, 2008 (the “Severance Agreement”), between Executive and the Company; and

WHEREAS, Executive and the Company desire to implement the succession and retirement plan that the Company’s Board of Directors adopted on July 29, 2011 and, in connection with such plan, Executive desires to retire from his employment with the Company effective as of January 31, 2012.

NOW, THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Executive and the Company (the “parties”) hereby agree as follows:

1.   Retirement; Service Through Retirement Date. Executive’s employment with the Company shall terminate effective as of the close of business on January 31, 2012 (such time and date, the “Retirement Date”). Effective as of the Retirement Date, Executive shall no longer serve as Chief Executive Officer of the Company and shall no longer serve in any officer or other position with the Company or any of its subsidiaries or affiliates, except as a director of the Company. Effective as of the Retirement Date, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, the Company and its subsidiaries, except as a director of the Company. On September 6, 2011, Executive shall resign as the President of the Company. Between September 6, 2011 and the Retirement Date (the “Transition Period”), Executive shall report to and take directions from the board of directors of the Company (the “Board”), and shall use his commercially reasonable best efforts to assist with the transition of the duties and responsibilities of the chief executive officer of the Company to Rene J. Robichaud, Executive’s successor to the position of chief executive officer of the Company. In addition, during the Transition Period, Executive shall perform such other duties as reasonably requested by the Board.

2.   [Intentionally Omitted]

3.   Payments and Benefits.

(a)   During the Transition Period, Executive shall continue to receive the base salary he received immediately prior to the Effective Date in accordance with the Company's regular salary payment practices and participate in the Company's employee benefit and welfare plans.

(b)   Provided that Executive has not revoked his release of claims arising under the Age Discrimination in Employment Act pursuant to Section 13 and has complied with his obligations under Section 7, as reasonably determined by the Board of Directors of the Company, the Company will pay or provide to Executive (or his estate) the following (collectively, the “Payments”), less applicable withholdings and subject to Section 4 and Section 8(b):

(i)   subject to Section 4, payment of an amount equal to the base salary Executive received immediately prior to the Effective Date for a period of 24-months commencing on the Retirement Date, in accordance with the Company’s regular salary payment practices;

(ii)   any bonus earned under the Company's Executive Incentive Compensation Plan for the Company's fiscal year ended January 31, 2012;

(iii)   continuation of the vesting of any outstanding stock options, restricted stock awards and other equity incentive awards (“Equity-Based Awards”) and continuation of Executive's rights to exercise any outstanding Equity-Based Awards through January 31, 2014; provided, however, that the foregoing shall not be deemed to extend the original ten year term of any outstanding stock options;

(iv)   for any outstanding stock options, restricted stock awards or other equity incentive awards which are exercisable, payable or become vested only if one or more pre-established performance criteria are satisfied (“Performance-Based Equity Awards”), each Performance-Based Equity Award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria are satisfied. In the case of any Performance-Based Equity Award that is a stock option which becomes exercisable after January 31, 2014, such option will remain exercisable until the earlier of the award’s original expiration date or April 30, 2014;

(v)   continued coverage for Executive (and, if applicable under the applicable welfare benefit plan(s), his spouse and family) under employee benefit plans (including medical, dental and life plans but excluding disability and nonqualified deferred compensation plans) that covered him (or them) immediately before the Retirement Date as if he had remained in employment through January 31, 2014 and on the same tax affected basis as if he had remained in employment through January 31, 2014. If Executive's participation in any plan is barred, the Company shall either arrange to provide Executive (his spouse and family, if applicable) substantially similar benefits or pay Executive the equivalent tax affected value of the substantially similar benefits in cash, provided such cash payment(s) are made in the tax years such that the payments are compliant with the payment rules under Code section 409A; and

(vi)   payment of COBRA premiums.

(c)   Without duplication of any amounts provided for in Sections 3(a) and 3(b), the Company will pay or provide to Executive (or his estate) the following, on or as soon as reasonably practicable following the Retirement Date, less applicable withholdings and subject to Section 4:

(i)   Executive’s base salary earned through the Retirement Date and not previously paid,

(ii)   reimbursement for any reasonable, unreimbursed and documented business expense Executive has incurred in performing his duties hereunder prior to the Retirement Date;

(iii)   payment of any accrued but unpaid benefits up to and including the Retirement Date (including without limitation, any bonus due up to the Retirement Date), and any other rights, as required by the terms of any employee benefit plan or program of the Company; and

(iv)   the right to elect continuation coverage of insurance benefits to the extent required by law.

(d)   Such other compensation, in such amount and form, as the Board of Directors of the Company, in consultation with the Compensation Committee of the Board of Directors, determines to be appropriate in light of Executive's performance under this Agreement.

(e)   After the Retirement Date and for so long as Executive remains a director of the Company, Executive shall be eligible to receive any compensation provided to the non-employee members of the Board pursuant to the Company’s generally applicable non-employee director compensation arrangements, and nothing in this Agreement shall limit Executive's rights to receive additional compensation for his services as a member of the Board following the Retirement Date.

(f)   The Company's obligations to make the payments provided for in Section 3(b) shall not be affected if Executive becomes disabled after the Retirement Date. In the event of Executive's death after the Retirement Date, (i) Executive's estate shall have the right to continue to receive the payments and benefits provided for in Sections 3(b)(i), (ii), (iii) and (iv) and (ii) Executive's spouse and family members shall have the right to continue to receive the benefits provided for in Sections 3(b)(v) and (vi).

4.   Section 409A.

(a)   No Six Month Delay. For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Department of Treasury Regulations and guidance issued or promulgated under such section (collectively, “Section 409A”), the parties intend that a portion of the payments set forth in Sections 3 shall be treated as exempt from Section 409A under the “short-term deferral” exemption and such that no portion of such payments shall be subject to the required six-month delay for “non-qualified deferred compensation” under Section 409A.

(b)   Separate Payments. It is intended that each installment of the payments and benefits provided under Section 3 shall be treated as a separate payment for purposes of Section 409A.

(c)   Separation from Service. For purposes of this Agreement, “Separation from Service” shall mean Executive’s “separation from service” from the Company, within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h), including the applicable “default” provisions thereunder. Notwithstanding any other provision of this Agreement, it is the intention of the parties that Executive shall incur a Separation from Service as of the Retirement Date, and this Agreement shall be construed, interpreted and implemented in accordance with such intention.

5.   Termination of Employment or Change of Control Prior to Retirement Date. In the event that Executive's employment with the Company is terminated, or there is a Change of Control (as defined in the Severance Agreement), prior to the Retirement Date, the provisions of the Severance Agreement shall apply and Executive shall not be entitled to any of the payments and benefits provided for in Section 3 of this Agreement.

6.   Return of Company Property. On the Retirement Date, Executive shall return any property of the Company (including, without limitation, Confidential Information, which is in tangible form, including all copies, extracts, and summaries thereof and any Confidential Information stored electronically on tapes, computer disks or in any other manner; proprietary information; and intellectual property) that is within Executive’s custody or control, except to the extent such property is reasonably necessary in connection with Executive's continued service as a director of the Company, as determined by the Company. Executive shall return any Company property retained by Executive as provided in the preceding sentence at such time as he is no longer a director of the Company. For the avoidance of doubt, Executive shall have the right to remove from the Company's offices any personal items belonging to the Executive.

7.   Non-Competition; Non-Solicitation; Non-Disparagement.

(a)   Non-Disparagement. Executive agrees to refrain from disparaging the Company and its affiliates, including, without limitation, any of their respective products, services, technologies or practices, or any of their respective directors, officers, employees, agents, representatives or stockholders, either orally or in writing. The Company agrees to refrain, and use commercially reasonable efforts to cause its directors and officers to refrain, from disparaging Executive, either orally or in writing. Nothing in this Section 7(a) shall preclude either party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process.

(b)   Confidential Information. During the Transition Period and thereafter, Executive shall not disclose or use, directly or indirectly, any Confidential Information. For the purposes of this Agreement, “Confidential Information” shall mean all information disclosed to Executive, or known by him as a consequence of or through Executive’s employment with the Company (under this Agreement or prior to this Agreement) where such information is not generally known in the trade or industry or was regarded or treated as confidential by the Company, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Company. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information.

(c)   Business Opportunities and Conflicts of Interests.

(i)   During the Transition Period and for a period of two years thereafter, Executive shall promptly disclose to the Company each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of the Company, the Company might reasonably consider pursuing. After the Retirement Date, regardless of the circumstances thereof, the Company shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement of Executive.

(ii)   During the Transition Period and for a period of two years thereafter, Executive shall refrain from engaging in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of the Company, and he shall avoid any acts or omissions which are disloyal to, or competitive with the Company.

(d)   Non-Solicitation. During the Transition Period and for a period of two years thereafter, Executive shall not, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of the Company, or solicit or offer employment to any person who was employed by the Company at any time during the twelve-month period preceding the solicitation or offer.

(e)   Covenant Not to Compete.

(i)   During the Transition Period and for a period of two years thereafter, Executive shall not, without the Company’s prior written consent, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on Executive’s own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to Executive’s knowledge, is about to become, engaged in any business with which the Company is currently or has previously done business or any subsequent line of business developed by the Company or any business planned during Executive's employment with the Company to be established by the Company. Notwithstanding the foregoing, Executive shall be permitted to own passive investments in publicly or privately held companies provided that such investments do not exceed five percent (5%) of any such company’s outstanding equity.

(ii)   For a period of two years following the Transition Period, Executive shall not engage in competition with the Company or solicit, from any person or entity who purchased any product or service from the Company during Executive’s employment hereunder, the purchase of any product or service in competition with then existing products or services of the Company.

(iii)   For purposes of this Agreement, Executive shall be deemed to engage in competition with the Company if he shall, directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any person or entity engaged in services similar to those provided by the Company or any member of the Company’s group of companies. The provisions of this Section 8(e) shall apply in any location in which the Company has established, or is in the process of establishing, a business presence.

(f)   Executive Acknowledgment. Executive hereby agrees and acknowledges that the restrictions imposed upon him by the provisions of this Section 8 are fair and reasonable considering the nature of the Company’s business and Executive's position and duties, and are reasonably required for the Company’s protection.

(g)   Specific Performance. Executive agrees that if he breaches any of the provisions of this Section 8, the remedies available at law to the Company would be inadequate and in lieu thereof, or in addition thereto, the Company shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Executive agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Executive authorizes the Company to make known the terms of this Section 8 to any person, including future employers of Executive.

(h)   Notice and Opportunity to Cure.  If the Company believes that Executive has breached Section 7(c) or Section 7(e), the Company shall provide a reasonably detailed written notice to Executive of the activity or conduct by Executive that the Company believes is in violation of such Section(s). Executive shall be deemed to be in breach of such Section(s) only if he fails to cease such activities or conduct within five (5) days following receipt of such notice from the Company; provided further, however, that a repeated breach after such notice involving the same or substantially similar activity or conduct shall be a breach of this Agreement without any additional notice from the Company.

8.   General Release and Waiver.

(a)   Release. In consideration of the payments provided for in Section 3, Executive, on behalf of himself and his representatives, agents, estate, heirs, successors and assigns, hereby irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, affiliates (within the meaning of the Securities Act of 1933), attorneys, agents and employees, and their respective predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all actions or causes of action, suits, claims, complaints, liabilities, contracts, torts, debts, damages, controversies, rights and demands, whether existing or contingent, known or unknown, arising up to and through the Effective Date out of Executive’s employment with the Company, including, but not limited to, all employment discrimination claims under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Kansas Act Against Discrimination and the Kansas Age Discrimination in Employment Act, all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended. Notwithstanding the foregoing, (i) nothing in this release prevents Executive from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding), (ii) this release does not extend to any rights Executive has that arise after the Effective Date or to any rights to payments under and in accordance with the terms of this Agreement (including any vested rights under other Company sponsored employee benefit plans as provided in Section 14) and (iii) this release does not extend to any rights Executive may have under the Company’s directors’ and officers’ liability insurance policy or to indemnification as an officer or director of the Company under the provisions of the Company’s certificate of incorporation, by-laws or applicable law.

(b)   Bring Down Release. As a condition to continuing to receive the payments provided for in Section 3 following the Retirement Date, Executive shall execute and deliver to the Company a release in the form attached hereto as Exhibit A (the “Bring Down Release”) on the Retirement Date or Executive will forfeit all remaining payments.

(c)   Company Release. In consideration of the agreements of Executive herein, the Company Executive, on behalf of itself and its controlled affiliates, hereby irrevocably and unconditionally releases, remises and discharges Executive from any and all known actions or causes of action, suits, claims, complaints, liabilities, contracts, torts, debts, damages, controversies, rights and demands, whether existing or contingent, arising up to and through the Effective Date out of Executive’s employment with the Company. Notwithstanding the foregoing, this release does not extend to any rights the Company has that related to unknown claims, that arise after the Effective Date or to any rights under and in accordance with the terms of this Agreement.

9.   Covenant Not to Sue. Executive agrees that he will never sue or file a lawsuit against any Company Releasee, including, without limitation, any lawsuit concerning or in any way related to his employment, the termination of that employment, the compensation or benefits payable in connection with his employment, or any other interaction with or matter pertaining to the Company Releasees, and that no such suit is currently pending. Should Executive violate any aspect of this Section 9, Executive agrees that any suit shall be null and void. Executive also agrees that if a claim or charge of any kind should be raised, brought, or filed in his name or on his behalf, Executive waives any right to, and agrees not to benefit from or take, any resulting award. This Agreement, including, without limitation, this Section 9, shall not operate to waive or bar any claim which by express and unequivocal terms of law may not under any circumstances be waived or barred.

10.   Taxes. To the extent any taxes may be due on the payments to Executive provided in this Agreement beyond any withheld by the Company, Executive agrees to pay them himself. Executive further agrees to provide any and all information pertaining to Executive upon request as reasonably necessary for the Company and other entities released herein to comply with applicable tax laws.

11.   Severability. Except as otherwise specified below, should any portion of this Agreement (including, without limitation, Section 7) be found void or unenforceable for any reason by a court of competent jurisdiction, the court should attempt to limit or otherwise modify such provision so as to make it enforceable, and if such portion cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. In the event Executive should in the future contend that Executive’s agreements in Section 7 hereof or release of claims pursuant to this Agreement (including, without limitation, the Bring Down Release) is for any reason void, imperfect, or incomplete, Executive may not pursue any claim against the Company (or any other party intended to be released thereby) (i) to establish the invalidity of such agreement or release, or (ii) premised (in whole or in part) on the invalidity of such agreement or release, in either case, before or without repaying to the Company the full amount of the payments provided to Executive under this Agreement and applicable statutes of limitations shall be deemed to run in regard to Executive’s claims without regard to the parties’ entry into this Agreement. The preceding sentence shall not operate to limit the scope or effect of Executive’s covenant not to sue as set forth in Section 9.

12.   Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

13.   Release of Age Discrimination Claims; Periods for Review and Reconsideration.

(a)   Executive understands that this Agreement includes a release of claims arising under the Age Discrimination in Employment Act and the Kansas Age Discrimination in Employment Act. Executive understands, agrees and represents that the covenants made herein may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Executive’s best interest. Executive acknowledges under penalties of perjury that (i) Executive has been and is hereby advised to consult with an attorney prior to executing this Agreement; (ii) Executive has been given a period of twenty-one (21) days within which to consider this Agreement; (iii) Executive has signed this Agreement free of duress or coercion; and (iv) Executive is fully aware of his rights, and has carefully read and fully understands all provisions of this Agreement before signing. Further, Executive represents and warrants that in negotiating and executing this Agreement he has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein.

(b)   Executive further warrants that he understands that, with respect to the release of age discrimination claims only, he has seven (7) days after signing on the second signature line below to revoke the release of age discrimination claims by notice in writing to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: General Counsel. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any of the amounts set forth in Section 3(b) in the event Executive revokes the release of age discrimination claims, but all other provisions of this Agreement shall remain in full force and effect.

14.   Entire Agreement. This Agreement contains the entire agreement and understanding between Executive and the Company concerning the matters described herein. Except as provided in Section 5, this Agreement supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties concerning matters described herein, including but not limited to any rights to receive any compensation, severance or similar payments under the Employment Agreement, the Severance Agreement, any award agreement or any other agreement with the Company or its subsidiaries. For the avoidance of doubt, this Agreement does not affect any vested rights that the Executive has under any Company sponsored employee benefits programs, including any vested stock options, vested restricted stock grants, Executive's SERP, the Company's Capital Accumulation Plan or deferred compensation arrangements. The terms of this Agreement cannot be changed except in a subsequent document signed by Executive and a duly authorized officer of the Company. The Company may assign this Agreement to any party without Executive’s consent.

15.   Legal Fees.  The Company will pay up to $10,000 of the reasonable legal fees and expenses incurred by the Executive in connection with the review and negotiation of this Agreement.

16.   Choice of Law. This Agreement shall be governed by and interpreted in accordance with the law of the state of Kansas, without regard to the law of conflicts of that state that would result in the application of the laws of any other jurisdiction.

17.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

18.   Voluntary Agreement. Executive represents and warrants that in negotiating and executing this Agreement, Executive has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein. The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

19.   Successors. This Agreement shall be binding upon the Company and its successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

LAYNE CHRISTENSEN COMPANY

By:	/s/ Steve F. Crooke
Name:	Steve F. Crooke
Title:	Senior Vice President-General Counsel

ACKNOWLEDGEMENT (AS TO ALL CLAIMS
OTHER THAN AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (other than as it relates to age discrimination claims) by his signature below.

EXECUTIVE

/s/ Andrew B. Schmitt

Andrew B. Schmitt

Date: July 29, 2011

ACKNOWLEDGEMENT (AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (as it relates to age discrimination claims) by his signature below.

EXECUTIVE

/s/ Andrew B. Schmitt

Andrew B. Schmitt

Date: July 29, 2011

EXHIBIT A

Bring Down Release

This Release Agreement (this “Agreement”), dated as of _________, 201_ (the “Effective Date”), is made by and between Andrew B. Schmitt (“Executive”) and Layne Christensen Company, a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in that certain Retirement Agreement, dated as of July __, 2011, by and between Executive and the Company (the “Retirement Agreement”).

WHEREAS, Executive and the Company have previously entered into the Retirement Agreement;

WHEREAS, pursuant to the terms of the Retirement Agreement, Executive’s right to continue to receive payments thereunder following the Retirement Date is contingent upon Executive executing and delivering this Agreement to the Company on such date; and

WHEREAS, Executive and the Company wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Company Releasees (as defined below) including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment or other service relationship with or separation from the Company or its subsidiaries or affiliates.

NOW, THEREFORE, in consideration of the Company’s agreement to continue to provide the payments as set forth in the Retirement Agreement and the mutual promises made herein, the Company and Executive hereby agree as follows:

1.   General Release and Waiver. Executive, on behalf of himself and his representatives, agents, estate, heirs, successors and assigns, hereby irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, affiliates (within the meaning of the Securities Act of 1933), attorneys, agents and employees, and their respective predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all actions or causes of action, suits, claims, complaints, liabilities, contracts, torts, debts, damages, controversies, rights and demands, whether existing or contingent, known or unknown, arising up to and through the Effective Date out of Executive’s employment, or the termination of Executive’s employment, with the Company, including, but not limited to, all employment discrimination claims under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the Kansas Age Discrimination in Employment Act and the Kansas Act Against Discrimination, all as amended, and all claims arising out of the Fair

Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, except as provided in the Retirement Agreement. Notwithstanding the foregoing, (a) nothing in this release prevents Executive from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that Executive acknowledges that he may not recover any monetary benefits in connection with any such claim, charge or proceeding), (b) this release does not extend to any rights Executive has that arise after the Effective Date or to any rights to payments after the date hereof that arise under the Retirement Agreement (including any vested rights under other Company sponsored employee benefit plans as provided in Section 14 thereof) and (c) this release does not extend to any rights Executive may have under the Company’s directors’ and officers’ liability insurance policy or to indemnification as an officer or director of the Company under the provisions of the Company’s certificate of incorporation, by-laws or applicable law.

2.   Release of Age Discrimination Claims; Periods for Review and Reconsideration.

(a)   Executive understands that this Agreement includes a release of claims arising under the Age Discrimination in Employment Act and the Kansas Age Discrimination in Employment Act. Executive understands, agrees and represents that the covenants made herein may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Executive’s best interest. Executive acknowledges under penalties of perjury that (i) Executive has been and is hereby advised to consult with an attorney prior to executing this Agreement; (ii) Executive has been given a period of twenty-one (21) days within which to consider this Agreement; (iii) Executive has signed this Agreement free of duress or coercion; and (iv) Executive is fully aware of his rights, and has carefully read and fully understands all provisions of this Agreement before signing. Further, Executive represents and warrants that in negotiating and executing this Agreement he has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein.

(b)   Executive further warrants that he understands that, with respect to the release of age discrimination claims only, he has seven (7) days after signing on the second signature line below to revoke the release of age discrimination claims by notice in writing to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: General Counsel. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any of the amounts set forth in Section 3(b)  of the Retirement Agreement in the event Executive revokes the release of age discrimination claims, but all other provisions of this Agreement shall remain in full force and effect.

3.   Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

4.   No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

5.   Voluntary Agreement. Executive represents and warrants that in negotiating and executing this Agreement Executive has had an adequate opportunity to consult with competent legal counsel of Executive’s choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between the Company and Executive other than those expressly set forth in writing herein or in the Retirement Agreement. The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

6.   Choice of Law. This Agreement shall be governed by and interpreted in accordance with the law of the state of Kansas, without regard to the law of conflicts of that state that would result in the application of the laws of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

LAYNE CHRISTENSEN COMPANY

By:
Name:
Title:

ACKNOWLEDGEMENT (AS TO ALL CLAIMS
OTHER THAN AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (other than as it relates to age discrimination claims) by his signature below.

EXECUTIVE

Andrew B. Schmitt

Date: ________________, 2011

ACKNOWLEDGEMENT (AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Agreement with counsel of his choosing, signifies his agreement to the terms of this Agreement (as it relates to age discrimination claims) by his signature below.

EXECUTIVE

Andrew B. Schmitt

Date: ________________, 2011